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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        THE REYNOLDS AND REYNOLDS COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          OHIO                                           31-04211
 (STATE OF INCORPORATION)                   (IRS EMPLOYER IDENTIFICATION NUMBER)

                                One Reynolds Way
                               Dayton, Ohio 45430
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

               Registrant's telephone number, including area code:
                                 (937) 485-2000
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        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

  TITLE OF EACH CLASS                              EXCHANGE ON WHICH REGISTERED
 Class A Common Shares                                New York Stock Exchange
   (no par value)

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        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                      NONE
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The undersigned registrant hereby amends Items 1 and 2 of its Registration
Statement on Form 8-A (File No. 001-10147), filed with Securities and Exchange Commission (the "Commission") on April 18, 2001 (the "Form 8-A"), as amended on October 26, 2004, as set forth below. All capitalized terms not defined herein will have the meanings ascribed to such terms in the Rights Agreement, as amended on October 26, 2004, between The Reynolds and Reynolds Company (the "Company") and Wells Fargo Bank, N.A. (the "Rights Agent"), successor to Mellon Investor Services LLC, dated as of April 28, 2001.
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ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

Reference is hereby made to the Registration Statement on Form 8-A filed by the Company with the Commission on April 18, 2001, relating to the Rights Agreement between The Reynolds and Reynolds Company (the "Company") and Wells Fargo Bank N.A. (the "Rights Agent"), successor to Mellon Investor Services LLC, dated as of April 18, 2001, as amended as of October 26, 2004 (the "Rights Agreement"). Such Form 8-A is hereby incorporated by reference herein.

On August 7, 2006, the Board of Directors of the Company voted to adopt an Amendment to the Rights Agreement, which renders the Rights inapplicable to the transactions contemplated by the Agreement and Plan of Merger, dated as of August 7, 2006, among the Company, Universal Computer Systems Holding, Inc., a Delaware corporation, and Racecar Acquisition Co., a Ohio corporation and a wholly owned indirect subsidiary of Universal Computer Systems Holding, Inc. A copy of the Amendment is attached hereto as Exhibit 4.02 and is incorporated herein by reference. The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment.

ITEM 2.     EXHIBITS.

4.01. Rights Agreement between The Reynolds and Reynolds Company and Wells Fargo Bank, N.A. as successor Rights Agent dated as of April 18, 2001 incorporated by reference to the Form 8A12B filed on April 18, 2001.

4.02. Amendment to Rights Agreement, dated as of August 7, 2006, between the Company and Wells Fargo Bank, N.A., as Rights Agent.


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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  August 7, 2006

                                            The Reynolds and Reynolds Company

                                            By:   /s/ Robert Guttman
                                                  ---------------------------
                                            Name:  Robert Guttman
                                            Title: General Counsel


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                                  EXHIBIT INDEX


4.01. Rights Agreement between The Reynolds and Reynolds Company and Wells Fargo Bank, N.A. as successor Rights Agent dated as of April 18, 2001 incorporated by reference to the Form 8A12B filed on April 18, 2001.

4.02. Amendment to Rights Agreement, dated as of August 7, 2006, between the Company and Wells Fargo Bank, N.A., as Rights Agent.